Exhibit 5.1

King & Spalding LLP 1180 Peachtree Street, NE Atlanta, Georgia 30309-3521 www.kslaw.com

April 30, 2024

Trane Technologies plc

170/175 Lakeview Dr.

Airside Business Park

Swords, Co. Dublin

Ireland

Ladies and Gentlemen:

We have acted as United States counsel to Trane Technologies plc, an Irish public limited company (“Trane Technologies”), Trane Technologies HoldCo Inc., a Delaware corporation (“Trane Holdco”), Trane Technologies Financing Limited, an Irish private limited company (“TTFL”), Trane Technologies Lux International Holding Company S.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée) (“Lux International”), Trane Technologies Global Holding II Company Limited, a Delaware corporation (“TTGH”), Trane Technologies Irish Holdings Unlimited Company, an Irish private unlimited company (“Irish Holdings”), Trane Technologies Americas Holding Corporation, a Delaware corporation (“TTAHC”), and Trane Technologies Company LLC, a Delaware limited liability company (“TTC” and, together with Trane Technologies, Trane Holdco, TTFL, Lux International, TTGH, TTAHC and Irish Holdings, the “Trane Entities”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by the Trane Entities with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) ordinary shares of Trane Technologies with a nominal value of U.S. $1.00 per share (the “Ordinary Shares”); (ii) warrants to purchase Ordinary Shares (the “Ordinary Share Warrants”); (iii) preferred shares of Trane Technologies with a nominal value of U.S. $0.001 per share (the “Preferred Shares”); (iv) warrants to purchase Preferred Shares (the “Preferred Share Warrants”); (v) debt securities (the “Debt Securities”) issued by any of Trane Technologies, Trane Holdco, TTFL, Lux International TTGH, Irish Holdings, TTAHC and/or TTC (as applicable, the “Issuer”); (vi) warrants to purchase Debt Securities (the “Debt Security Warrants”); (vii) guarantees of Trane Technologies, Trane Holdco, TTFL, Lux International, TTGH, Irish Holdings, TTAHC and TTC, as the case may be (the “Guarantors”), to be issued in connection with the Debt Securities (the “Guarantees”); (viii) contracts for the purchase and sale of Ordinary Shares or Preferred Shares (the “Share Purchase Contracts”); (ix) share purchase units of Trane Technologies (the “Share Purchase Units”), consisting of a Share Purchase Contract and Debt Securities (which may include Guarantees thereof) or debt obligations of third parties, including U.S. Treasury securities; (x) depositary shares (the “Depositary Shares”) representing fractional interests in the Preferred Shares and which may be represented by depositary receipts (the “Depositary Receipts”); and (xi) Ordinary Shares, Preferred Shares, Debt Securities and Guarantees that may be issued upon exercise, exchange or conversion of Warrants (as defined below), Share Purchase Contracts or Depositary Shares, whichever is applicable. The Ordinary Shares, the Preferred Shares, the Debt Securities, the Guarantees, the Share Purchase Contracts, the Depositary Shares, the Warrants and the Share Purchase Units are hereinafter referred to collectively as the “Securities” and the Debt Securities, the Guarantees, the Share Purchase Contracts, the Depositary Shares, the Warrants and the Share Purchase Units are hereinafter referred to collectively as the “Covered Securities.” The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus pursuant to Rule 415 under the Securities Act for an indeterminate number of securities and/or aggregate offering price.

The Debt Securities and any Guarantees thereof will be issued under an Indenture (the “Indenture”) among the Trane Entities and Computershare Trust Company, N.A., as Trustee (the “Trustee”).

The Share Purchase Contracts will be issued pursuant to one or more purchase contract agreements (each, a “Purchase Contract Agreement”) between Trane Technologies and a purchase contract agent to be named therein (the “Purchase Contract Agent”).

The Ordinary Share Warrants and the Preferred Share Warrants are referred to collectively as the “Share Warrants” and the Share Warrants and the Debt Security Warrants are referred to collectively as the “Warrants.” The Share Warrants will be issued under one or more warrant agreements (each, a “Share Warrant Agreement”) between Trane Technologies and a warrant agent to be named therein. The Debt Security Warrants will be issued under one or more warrant agreements (each, a “Debt Security Warrant Agreement”) among the Issuer party thereto, the Guarantors party thereto and a warrant agent to be named therein and the Trustee. The Share Warrant Agreements and the Debt Security Warrant Agreements are referred to collectively as the “Warrant Agreements.” The warrant agent to a Warrant Agreement is referred to hereinafter as a “Warrant Agent.”

The Depositary Shares will be issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”) between Trane Technologies and such depositary as shall be named therein (the “Depositary”).

The Share Purchase Units will be issued pursuant to a unit agreement (each, a “Unit Agreement”), among the Issuer party thereto, any Guarantors party thereto and a unit agent to be named therein. The unit agent to a Unit Agreement is referred to hereinafter as a “Unit Agent.” The Indenture, the Purchase Contract Agreements, the Warrant Agreements, the Deposit Agreements and the Unit Agreements are hereinafter referred to collectively as the “Transaction Agreements.”

We have examined the Registration Statement and the form of Indenture, which is being filed with the Commission as an exhibit to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Trane Entities.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that: (1) at the time of execution, authentication, issuance and delivery of the Debt Securities, the Indenture will be the valid and legally binding obligation of the Trustee and any other parties thereto (other than the Trane Entities); (2) at the time of execution, issuance and delivery of the Share Purchase Contracts, the related Purchase Contract Agreement will be the valid and legally binding obligation of the Purchase Contract Agent and any other parties thereto (other than the Trane Entities); (3) at the time of execution, countersignature, issuance and delivery of any Warrants, the related Warrant Agreement will be the valid and legally binding obligation of each Warrant Agent and any other parties thereto (other than the Trane Entities); (4) at the time of execution, issuance and delivery of the Depositary Shares, the related Deposit Agreement will be the valid and legally binding obligation of the Depositary and any other parties thereto (other than the Trane Entities); and (5) at the time of execution, countersignature, issuance and delivery of the Share Purchase Units, the related Unit Agreement will be the valid and legally binding obligation of the Unit Agent and any other parties thereto (other than the Trane Entities).

We have assumed further that (1) at the time of execution, countersignature, issuance and delivery by them of any applicable Transaction Agreements and the issuance by them of any Securities, each Trane Entity will be validly existing and in good standing under the law of its jurisdiction of organization, (2) at the time of execution, authentication, countersignature, issuance and/or delivery of the Covered Securities, the applicable Transaction Agreements will have been duly authorized, executed and delivered by each Trane Entity party thereto in accordance with its organizational documents and the law of its jurisdiction of organization, (3) execution, delivery, issuance and performance by each Trane Entity of the Covered Securities and the applicable Transaction Agreements (including any supplements or amendments thereto) do not and will not constitute a breach or violation of its organizational documents or the law of its jurisdiction of organization or any other applicable laws or regulation or any judgement, injunction order or decree, (4) execution, delivery, issuance and performance by each Trane Entity of the Covered Securities and the applicable Transaction Agreements do not and will not constitute a breach or violation of, or require any consent to be obtained under, any agreement or instrument that is binding upon any Trane Entity and (5) any Securities issuable upon exercise, exchange or conversion of any Security being offered or issued will be dully authorized, created and, if appropriate, reserved for issuance upon such exercise, exchange or conversion.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.

With respect to the Debt Securities, assuming (a) the taking of all necessary corporate or company action to approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters by the Board of Directors (or equivalent governing body) of the applicable Issuer, a duly constituted and acting committee of such Board of Directors (or equivalent governing body) or duly authorized officers of such Issuer (such Board of Directors (or equivalent governing body), committee or authorized officers being referred to herein as the “Issuer Board”) and (b) the due execution, authentication, issuance and delivery of such Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by such Issuer Board and otherwise in accordance with the provisions of the Indenture and such agreement, such Debt Securities will constitute valid and legally binding obligations of such Issuer, enforceable against such Issuer in accordance with their terms.

2.

With respect to the Guarantees, assuming (a) the taking of all necessary corporate or company action to approve the issuance and terms of the Guarantees and related matters by the Board of Directors (or equivalent governing body) of such applicable Guarantor, a duly constituted and acting committee of such Board of Directors (or equivalent governing body) or duly authorized officers of each applicable Guarantor (such Board of Directors (or equivalent governing body), committee or authorized officers being referred to herein as the “Guarantor Board”), (b) the due execution, authentication, issuance and delivery of the Debt Securities underlying such Guarantees, upon payment of the consideration for such Debt Securities provided for in the applicable definitive purchase, underwriting or similar agreement approved by the applicable Guarantor Board and otherwise in accordance with the provisions of the Indenture and such agreement and (c) the due execution, issuance and delivery of such Guarantees, such Guarantees will constitute valid and legally binding obligations of such Guarantors, enforceable against such Guarantors in accordance with their terms.

3.

With respect to the Share Purchase Contracts, assuming (a) the taking of all necessary corporate action by the Board of Directors of Trane Technologies, a duly constituted and acting committee of such Board of Directors or duly authorized officers of Trane Technologies (such Board of Directors, committee or authorized officers being referred to herein as the “Trane Technologies Board”) to approve the issuance and terms of the Share Purchase Contracts, the terms of the offering thereof and related matters and the execution and delivery of the related Purchase Contract Agreement and (b) the due execution, issuance and delivery of such Share Purchase Contracts, upon payment of the consideration for such Share Purchase Contracts provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Trane Technologies Board and otherwise in accordance with the provisions of the applicable Purchase Contract Agreement and such agreement, the Share Purchase Contracts will constitute valid and legally binding obligations of Trane Technologies, enforceable against Trane Technologies in accordance with their terms.

4.

With respect to the Share Warrants, assuming (a) the taking of all necessary corporate action by the Trane Technologies Board to approve the issuance and terms of the Share Warrants, the terms of the offering thereof and related matters and the execution and delivery of the related Share Warrant Agreement and (b) the due execution, countersignature, issuance and delivery of such Share Warrants, upon payment of the consideration for such Share Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Trane Technologies Board and otherwise in accordance with the provisions of the applicable Share Warrant Agreement and such agreement, such Share Warrants will constitute valid and legally binding obligations of Trane Technologies, enforceable against Trane Technologies in accordance with their terms. The Share Warrants covered by the opinion in this paragraph include any Share Warrants that may be issued pursuant to the terms of any other Securities.

5.

With respect to the Debt Security Warrants, assuming (a) the taking of all necessary corporate action by each applicable Issuer Board and Guarantor Board to approve the issuance and terms of the Debt Security Warrants, the terms of the offering thereof and related matters and the execution and delivery of the related Debt Security Warrant Agreement and (b) the due execution, countersignature, issuance and delivery of such Debt Security Warrants, upon payment of the consideration for such Debt Security Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by each applicable Issuer Board and Guarantor Board and otherwise in accordance with the provisions of the applicable Debt Security Warrant Agreement and such agreement, such Debt Security Warrants will constitute valid and legally binding obligations of each such Issuer and Guarantor, enforceable against each such Issuer and Guarantor in accordance with their terms. The Debt Security Warrants covered by the opinion in this paragraph include any Share Warrants that may be issued pursuant to the terms of any other Securities.

6.

With respect to the Share Purchase Units, assuming (a) the taking of all necessary corporate or company action by the Board of Directors (or equivalent governing body) of each of the applicable Trane Entities, a duly constituted and acting committee of such Board of Directors (or equivalent governing body) or duly authorized officers of such Trane Entity (such Board of Directors (or equivalent governing body), committee or authorized officers being referred to herein as the “Trane Entity Board”) to authorize and approve (1) the issuance and terms of the Share Purchase Units, the terms of the offering thereof and related matters, (2) the due execution and delivery of the Purchase Contract Agreement with respect to the Share Purchase Contracts that are a component of the Share Purchase Units and (3) the issuance and terms of the Debt Securities (and the Guarantees thereof) that are a component of the Share Purchase Units and (b) the due execution, authentication, in the case of such Debt Securities (and the Guarantees thereof), issuance and delivery of (1) the Share Purchase Units, (2) such Share Purchase Contracts and (3) such Debt Securities (and the Guarantees thereof), in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by each applicable Trane Entity Board and in accordance with the provisions of the applicable Purchase Contract Agreement, in the case of such Share Purchase Contracts, and the Indenture, in the case of Debt Securities, such Share Purchase Units will constitute valid and legally binding obligations of each of the applicable Trane Entities, enforceable against such Trane Entities in accordance with their terms.

7.

With respect to the Depositary Receipts, assuming (a) the taking of all necessary corporate action by the Trane Technologies Board to authorize and approve the issuance of the Preferred Shares represented by such Depositary Shares, the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters and the execution and delivery of the related Deposit Agreement, (b) the Preferred Shares represented by the Depositary Shares have been validly issued, fully paid and nonassessable and delivered to the depositary under the Deposit Agreement and (c) the due execution, issuance and delivery of Depositary Shares and Depositary Receipts evidencing the Depositary Shares against deposit of the Preferred Shares in accordance with the related Deposit Agreement, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Trane Technologies Board and otherwise in accordance with the provisions of the related Deposit Agreement and such agreement, the Depositary Receipts evidencing the Depositary Shares will constitute valid evidence of interest in the related Preferred Shares and will entitle the holders thereof to the rights specified in the Depositary Shares and the Deposit Agreement.

Our opinions set forth in paragraphs 1 through 7 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing and (iv) to the effects of the possible judicial application of foreign laws or foreign governmental or judicial action affecting creditors’ rights.

We do not express any opinion herein concerning any law other than the law of the State of New York and the federal laws of the United States, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect that such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This opinion is being rendered for the benefit of the Trane Entities in connection with the matters addressed herein.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ KING & SPALDING LLP